Exhibit 23


               Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statements on Form S-8 of Vishay Intertechnology, Inc. and in the related Prospectuses of our report dated February 5, 1997, with respect to the consolidated financial statements of Vishay Intertechnology, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996.



          Registration
        Statement Number                          Description
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         33-7850                     1986 Employee Stock Plan of
                                     Vishay Intertechnology, Inc.

         33-7851                     1986 Employee Stock Plan of
                                     Dale Electronics, Inc.

         33-59609                    Vishay Intertechnology, Inc.
                                     1995 Stock Option Program

Philadelphia, Pennsylvania
March 25, 1997

                                   /s/ Ernst & Young LLP
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